N        E        W        S                          R        E        L        E        A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR
FISCAL YEAR 2011 SECOND QUARTER

Company Reports Consolidated Earnings Per Diluted Share of $0.35

Second Quarter Highlights:
•	The Company had five fewer sales days in the second quarter of fiscal year 2011 (63 sales days) compared with the second quarter of fiscal year 2010 (68 sales days)
•	Consolidated net sales decline of 11.7%, with same day sales decline of 4.7%
o	Physician Business net sales decline of 13.8%, with same-day sales decline of 1.2% excluding prior-year H1N1-related product sales
o	Elder Care Business net sales decline of 6.6%, with same-day sales growth of 0.8%
•	Sequential per-day revenue growth of 5.3% over fiscal 2011 first quarter
o	Physician Business sequential per-day revenue growth of 6.6%
o	Elder Care Business sequential per-day revenue growth of 2.2%
•	Consolidated operating margin growth of 27 basis points to 7.1%
o	Physician Business operating margin of 10.8%
o	Elder Care Business operating margin of 5.8%
•	Consolidated cash flow from operations of $11.6 million

Jacksonville, Florida (October 28, 2010) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2011 second quarter ended October 1, 2010.

Gary A. Corless, President and Chief Executive Officer, commented “Our second quarter performance reflects the team’s focused execution of our business strategies in a period of economic challenge.  Throughout the last two years of slower economic activity, we have continued to invest in solutions-based programs focused on improving the clinical and financial success of caregivers, while adding new customers to counter lower overall healthcare utilization.  We remain committed to achieving our goal of $1.27- $1.31 earnings per diluted share for fiscal year 2011.”

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PSSI Reports Results For Fiscal 2011 Second Quarter

October 28, 2010

David M. Bronson, Executive Vice President and Chief Financial Officer, commented “Despite the triple headwinds of lower physician office utilization, five less selling days, and the comparative effect of last year’s H1N1-related revenue, the Company is continuing to expand its profit margins and generate cash without reducing headcount or services.  In fact, we have continued to invest in technology and infrastructure projects that will drive future profitability gains.  Our strong cash position allowed for the repurchase of two million shares this past quarter, as well as funding some modest acquisitions.”

Net sales for the three months ended October 1, 2010, were $496.2 million, a decrease of 11.7% (4.7% same day sales decline), compared with net sales of $562.0 million for the three months ended October 2, 2009.  Net sales for the three months ended October 1, 2010, for the Physician Business decreased by 13.8%, with same day sales decline of 7.0% (1.2% same day sales decline excluding H1N1-related product sales in last year’s second quarter) while net sales for the Elder Care Business decreased by 6.6%, with same day sales growth of 0.8%.  Income from operations for the three months ended October 1, 2010, was $35.4 million compared with income from operations for the three months ended October 2, 2009, of $38.6 million.  Net income for the three months ended October 1, 2010, was $19.6 million, or $0.35 per diluted share, compared with net income for the three months ended October 2, 2009, of $21.7 million, or $0.37 per diluted share.  The Company noted that it had five fewer sales days (63 sales days) in the second quarter of fiscal year 2011, ended October 1, 2010, compared with the number of sales days (68 sales days) in the second quarter of fiscal year 2010, ended October 2, 2009.  The Company will have a total of five fewer sales days (253 sales days) in fiscal year 2011, ended April 1, 2011, compared with the number of sales days (258 sales days) in the fiscal year 2010, ended April, 2, 2010.

Net sales for the six months ended October 1, 2010, were $975.0 million, a decrease of 7.6% (4.0% same day sales decline), compared with net sales of $1,055.5 million for the six months ended October 2, 2009.  Net sales for the six months ended October 1, 2010, for the Physician Business decreased by 9.5%, with same day sales decline of 5.9%, while net sales for the Elder Care Business decreased by 3.2%, with same day sales growth of 0.6%.  Income from operations for the six months ended October 1, 2010, was $60.7 million compared with income from operations for the six months ended October 2, 2009, of $60.3 million.  Net income for the six months ended October 1, 2010 decreased by 4.8% to $33.3 million, or $0.59 earnings per diluted share, compared with net income for the six months ended October 2, 2009, of $35.0 million, or $0.59 earnings per diluted share.

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2011 second quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” on October 28, 2010, beginning at 8:30 a.m. Eastern time.

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PSSI Reports Results For Fiscal 2011 Second Quarter

October 28, 2010

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2011 Second Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission.  PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2011 Second Quarter

October 28, 2010

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended		For the Six Months Ended
	October, 1	October, 2	October, 1	October, 2
	2010	2009	2010	2009
Net sales	$496.2	$562.0	$975.0	$1,055.5
Cost of goods sold	339.1	389.4	670.0	737.0
Gross profit	157.1	172.6	305.0	318.5
General and administrative expenses	87.4	97.2	177.4	188.8
Selling expenses	34.3	36.8	66.9	69.4
Income from operations	35.4	38.6	60.7	60.3

Other (expense) income:
Interest expense	(4.2)	(4.5)	(8.4)	(8.8)
Interest income	-	0.1	0.1	0.2
Other income	0.5	0.5	1.0	4.5
Other expense	(3.7)	(3.9)	(7.3)	(4.1)

Income before provision for income taxes	31.7	34.7	53.4	56.2
Provision for income taxes	12.0	13.0	19.9	21.2
Net income	19.7	21.7	33.5	35.0
Net income attributable to noncontrolling interest	0.1	-	0.2	-
Net income attributable to PSS World Medical, Inc.	$19.6	$21.7	$33.3	$35.0

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.36	$0.37	$0.60	$0.60
Diluted	$0.35	$0.37	$0.59	$0.59

Weighted average shares (in thousands):
Basic	54,985	58,566	55,539	58,477
Diluted	55,887	59,390	56,905	59,172

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PSSI Reports Results For Fiscal 2011 Second Quarter

October 28, 2010

PSS World Medical, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	October 1,	April 2,
	2010	2010

ASSETS
Current Assets:
Cash and cash equivalents	$22.9	$52.8
Accounts receivable, net	232.0	227.9
Inventories	220.8	218.9
Prepaid expenses	7.3	5.3
Other	53.3	36.8
Total current assets	536.3	541.7

Property and equipment, net	101.3	105.2

Other Assets:
Goodwill	128.7	121.8
Intangibles, net	26.4	24.5
Other	85.0	78.9
Total assets	$877.7	$872.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$137.4	$124.0
Accrued expenses	33.8	50.3
Revolving line of credit and current portion of long-term debt	1.3	0.9
Other	26.6	10.9
Total current liabilities	199.1	186.1
Long-term debt, excluding current portion	191.7	187.9
Other noncurrent liabilities	86.4	90.1
Total liabilities	477.2	464.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
54,930,039 and 57,168,296 shares issued and outstanding
at October 1, 2010 and April 2, 2010, respectively	0.5	0.6
Additional paid-in capital	118.4	162.5
Retained earnings	278.4	244.9
Total PSS World Medical, Inc. shareholders' equity	397.3	408.0
Noncontrolling interest	3.2	-
Total equity	400.5	408.0
Total liabilities and equity	$877.7	$872.1

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PSSI Reports Results For Fiscal 2011 Second Quarter

October 28, 2010

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net income	$19.6	$21.7	$33.5	$35.0
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	6.1	5.3	12.0	10.5
(Benefit) provision for deferred income taxes	(2.4)	1.2	(2.8)	1.3
Noncash compensation expense	2.6	4.3	5.3	10.4
Amortization of intangible assets	1.5	1.2	2.9	2.4
Provision for doubtful accounts	0.6	1.3	0.8	2.5
Provision for deferred compensation	0.4	0.4	0.8	0.8
Amortization of debt discount and issuance costs	2.3	2.4	4.6	4.6
Loss on sales of property and equipment	-	-	-	0.1
Gain on sale of available for sale securities	-	-	-	(3.6)
Changes in operating assets and liabilities, net of effects
from business combinations:
Accounts receivable, net	(10.1)	(28.7)	(3.8)	(29.8)
Inventories	(3.2)	(16.1)	(1.7)	(4.2)
Prepaid expenses and other current assets	(12.7)	(5.0)	(13.8)	(10.1)
Other assets	(2.2)	(2.8)	(4.1)	(3.2)
Accounts payable	11.6	22.5	12.5	28.8
Accrued expenses and other liabilities	(2.5)	1.0	(7.7)	8.1
Net cash provided by operating activities	11.6	8.7	38.5	53.6

Cash Flows From Investing Activities:
Capital expenditures	(3.6)	(7.2)	(8.0)	(14.9)
Payments for business acquisitions, net of cash acquired	(6.4)	(1.8)	(6.5)	(3.9)
Payment for investment in variable interest entity, net of cash	-	-	(3.3)	-
Proceeds from sale of available for sale securities	-	-	-	10.7
Other	(0.3)	0.1	(0.5)	-
Net cash used in investing activities	(10.3)	(8.9)	(18.3)	(8.1)

Cash Flows From Financing Activities:
Purchase and retirement of common stock	(38.7)	(0.4)	(51.7)	(0.4)
Proceeds from the revolving line of credit	17.2	-	17.2	-
Repayments on the revolving line of credit	(17.2)	-	(17.2)	-
Proceeds from exercise of stock options	0.6	0.7	0.9	2.4
Excess tax benefits from share-based compensation arrangements	0.6	0.6	1.1	1.1
Payments under capital lease obligations	(0.2)	(0.2)	(0.5)	(0.5)
Other	0.2	-	0.1	-
Net cash (used in) provided by financing activities	(37.5)	0.7	(50.1)	2.6

Net (decrease) increase in cash and cash equivalents	(36.2)	0.5	(29.9)	48.1
Cash and cash equivalents, beginning of period	59.1	129.6	52.8	82.0
Cash and cash equivalents, end of period	$22.9	$130.1	$22.9	$130.1

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